SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant [  ]

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[   ]           Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Nationwide Mutual Funds
(Name of Registrant as Specified In Its Charter)

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OVERVIEW

Nationwide Funds Group (“NFG”) has completed and filed the definitive N-14 that is being mailed to the shareholders of the UBS Global Equity Fund and UBS High Yield Fund (the “UBS Target Funds”), series of the UBS Funds (the “UBS Trust”), to solicit their approval to merge with and into the Nationwide Global Equity Fund and Nationwide High Yield Bond Fund, respectively (the “Nationwide Acquiring Funds”), each a series of Nationwide Mutual Funds (the “NMF Trust”).  Shareholders of the UBS Target Funds are being asked to approve these merger transactions at a special meeting of shareholders that will be held on October 4, 2012.  If the merger proposals are approved by shareholders of the UBS Target Funds, the mergers are expected to be completed in early November 2012.

Attached is a summary of some of the information contained in the N-14 proxy statement that shareholders of the UBS Target Funds will receive.

What are the shareholders being asked to vote on?

Shareholders of the UBS Target Funds are being asked to vote on the approval of an Agreement and Plan of Reorganization (the “Plan”). The Plan provides for the (i) acquisition by the NMF Trust, on behalf of each Nationwide Acquiring Fund, of all of the property, assets and goodwill of its corresponding UBS Target Fund, in exchange solely for shares of beneficial interest, no par value, of the Nationwide Acquiring Fund; (ii) the assumption by the NMF Trust, on behalf of each Nationwide Acquiring Fund, of all of the liabilities of its corresponding UBS Target Fund; (iii) the distribution of the shares of each Nationwide Acquiring Fund to the shareholders of its corresponding UBS Target Fund according to their respective interests in complete liquidation of each UBS Target Fund; and (iv) the dissolution of each UBS Target Fund as soon as practicable after the closing (the “Reorganizations”).

As a result of the Reorganizations, if approved by shareholders of the UBS Target Funds, each UBS Target Fund shareholder will become a shareholder of its corresponding Nationwide Acquiring Fund and shareholders of each UBS Target Fund will receive shares in the corresponding Nationwide Acquiring Fund having a total dollar value equal to the total dollar value of the shares such shareholder held in the UBS Target Fund immediately prior to the effectiveness of the Reorganization as determined pursuant to the Plan.

The Plan contemplates the Reorganization of each UBS Target Fund and its share classes into the corresponding Nationwide Acquiring Fund and its share classes as follows:

UBS Funds	Nationwide Funds
UBS Global Equity Fund	Nationwide Global Equity Fund
Class A	Class A
Class C	Class C
Class Y	Institutional Class
UBS High Yield Fund	Nationwide High Yield Bond Fund
Class A	Class A
Class C	Class C
Class Y	Institutional Class

What is the anticipated timing of the Reorganizations?

The meeting of the UBS Target Fund shareholders is currently scheduled for October 4, 2012.  If all necessary approvals are obtained, the proposed Reorganizations are currently scheduled to take place upon the opening of business on November 5, 2012.

Why are the Reorganizations being proposed?

UBS Global Asset Management (Americas) Inc. (“UBS Global AM (Americas)”), the investment adviser to the UBS Target Funds, believes that the proposed Reorganizations are in the best interests of each UBS Target Fund and its shareholders.  In light of the limited asset base of each UBS Target Fund, UBS Global AM (Americas) proposed the Reorganizations in order to provide the UBS Target Funds with the opportunity to achieve asset growth through broader distribution networks, which could provide economies of scale benefits to shareholders.

Each UBS Target Fund is a substantially similar fund to the corresponding Nationwide Acquiring Fund. The investment objective of each UBS Target Fund is identical to the investment objective of the corresponding Nationwide Acquiring Fund, and the investment strategies and policies of each UBS Target Fund and the corresponding Nationwide Acquiring Fund are also substantially similar. If the Reorganizations are approved, UBS Global AM (Americas) will serve as the subadviser of the Nationwide Acquiring Funds and the current portfolio managers of the UBS Target Funds will serve as the portfolio managers of the Nationwide Acquiring Funds, subject to the supervision of Nationwide Fund Advisors (“NFA”).

Will the portfolio management of the UBS Target Funds change?

No. As stated above, if each Reorganization is approved, UBS Global AM (Americas) will serve as the subadviser of each Nationwide Acquiring Fund and the same portfolio managers that currently manage each UBS Target Fund will be the portfolio managers of the corresponding Nationwide Acquiring Fund. NFA will serve as investment adviser to each Nationwide Acquiring Fund and will supervise the daily business affairs of the Nationwide Acquiring Funds, subject to the supervision of the Board of Trustees of the NMF Trust.

Who will bear the expenses associated with the Reorganizations?

The costs of the solicitation related to the Reorganizations, including any costs directly associated with preparing, filing, printing, and distributing to the shareholders of each UBS Target Fund all materials relating to the proxy statement and soliciting shareholder votes, as well as the conversion costs associated with the Reorganizations, will be borne by UBS Global AM (Americas) and NFA.  Neither the UBS Target Funds nor the Nationwide Acquiring Funds will bear any related costs of the Reorganizations.

What are the federal income tax consequences of each Reorganization?

Each Reorganization is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.  Accordingly, no gain or loss is expected to be recognized by each UBS Target Fund or its shareholders as a direct result of its Reorganization.  In addition, the tax basis and holding period of a shareholder’s UBS Target Fund shares are expected to carry over to the Nationwide Acquiring Fund shares the shareholder receives in its Reorganization.

How do the fees of the Nationwide Funds compare to those of each UBS Fund?

As a result of the proposed Reorganizations and after any applicable expense waivers and reimbursements, shareholders of each UBS Target Fund can expect to experience lower expenses as a percentage of average daily net assets as shareholders in the corresponding Nationwide Acquiring Fund.

For more details, please see "UBS/Nationwide Global Equity Fund Information Sheet” and “UBS/Nationwide High Yield Fund Bond Fund Information Sheet” below.

UBS/Nationwide High Yield BondFund
Information Sheet

High Yield Bond Fund	UBS	Nationwide
Name	UBS High Yield Fund	Nationwide High Yield Bond Fund
Asset Class	Bonds	Bonds
Morningstar Category	High Yield Bond	High Yield Bond
Share Classes	A, C, Y	A, C, Institutional Service, Institutional
Ticker Symbols
Class A shares	BNHYX / 90262H502	GGEAX / 63867V143
Class C shares	BNHCX / 90262H700	GGECX / 63867V135
Institutional Service Class Shares	N/A	GGESX / 63867V127
Y Shares/Institutional Shares	BIHYX / 90262H809	GGEIX / 63867V119
Fees and Expenses
Gross/Net Expenses
Class A Shares	1.33%/1.20%	1.29%/1.10%
Class C Shares	1.83%/1.70%	1.69%/1.50%
Institutional Service Class Shares	N/A	1.19%/1.00%
Y Shares/Institutional Shares	1.01%/0.95%	0.94%/0.75%
Contractual Expense waiver	Varies by share class	(0.19)%
Expense waiver expiration	October 27, 2013	February 28, 2014
Maximum Sales Charge (Class A)	4.50%	4.25%
Fund Management
Portfolio Manager	Craig Ellinger Managing Director and Global Head of High Yield Matthew Iannucci Head of U.S. High Yield Portfolio Management UBS Global Asset Management	Craig Ellinger Managing Director and Global Head of High Yield Matthew Iannucci Head of U.S. High Yield Portfolio Management UBS Global Asset Management

UBS/Nationwide Global Equity Fund
Information Sheet

Global Equity Fund	UBS	Nationwide
Name	UBS Global Equity Fund	Nationwide Global Equity Fund
Asset Class	Stocks	Stocks
Morningstar Category	Global Equity Large Cap	Global Equity Large Cap
Share Classes	A, C, Y	A, C, Institutional Service, Institutional
Ticker Symbols/CUSIPS
Class A shares	BNGEX / 90262H577	GGHAX / 63867V184
Class C shares	BNECX / 90262H551	GHHCX / 63867V176
Institutional Service Class Shares	N/A	GGYSX / 63867V168
Y Shares/Institutional Shares	BNGEX / 90262H544	GGYIX / 63867V150
Fees and Expenses
Gross/Net Expenses
Class A Shares	1.61%/1.50%	1.41%/1.30%
Class C Shares	2.40%/2.25%	2.06%/1.95%
Institutional Service Class Shares	N/A	1.31%/1.20%
Y Shares/Institutional Shares	1.25%/1.25%	1.06%/0.95%
Contractual Expense waiver	Varies by share class	(0.11)%
Expense waiver expiration	October 27, 2013	February 28, 2014
Maximum Sales Charge (Class A)	5.50%	5.75%
Fund Management
Portfolio Manager	Nick Irish, ASIP UBS Global Asset Management	Nick Irish, ASIP, UBS Global Asset Management